AMENDMENT NO. 1 TO
                    THE WARRANT REGISTRATION RIGHTS AGREEMENT

          AMENDMENT NO. 1 dated as of April 30, 1999 to the Warrant Registration Rights Agreement, dated as of February 4, 1999 (the "Registration Rights Agreement") among KMC Telecom Holdings, Inc. (the "Company"), Newcourt Commercial Finance Corporation ("Newcourt"), and Lucent Technologies, Inc. ("Lucent").
                               W I T N E S S E T H

          WHEREAS,   Newcourt   and  Lucent  have   certain   rights  under  the
Registration Rights Agreement to have the Company register securities owned by them;

          WHEREAS, the Company has issued to First Union Investors, Inc. ("First Union") Preferred Stock Warrants 2 (as defined below) and has entered into a warrant registration rights agreement with First Union, dated as of the date hereof (the "Registration Rights Agreement 2") giving First Union certain rights to have the Company register securities owned by First Union;

          WHEREAS, the parties hereto desire to make certain amendments to the Registration Rights Agreement to reconcile the rights granted to Newcourt and Lucent under the Registration Rights Agreement and the rights granted to First Union under the Registration Rights Agreement 2;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms defined in the Registration Rights Agreement and used herein are so used as so defined. In addition, the following terms shall have the meanings set forth below:

          "PREFERRED STOCK WARRANTS 2" means Warrants issued to holders of Series E Preferred Stock pursuant to the Warrant Agreement 2, each such Warrant initially entitling the holder thereof to purchase 0.471756 shares of Common Stock at an exercise price of $.01 per share, and any Springing Warrants issued to First Union under the Warrant Agreement as amended by Amendment No. 1 to Warrant Agreement dated as of April 30, 1999.

          "PURCHASE AGREEMENT 2" means the Securities Purchase Agreement dated as of April 30, 1999 between the Company and First Union Investors, Inc.

          "REGISTRATION RIGHTS AGREEMENT" has the meaning specified in the introductory paragraph of this Amendment; "REGISTRATION RIGHTS AGREEMENT 2" has the meaning specified in the recitals to this Amendment.

          "WARRANT AGREEMENT 2" means the Warrant Agreement dated as of April 30, 1999 among the Company, First Union Investors, Inc. and The Chase Manhattan Bank as Warrant Agent.

          2. AMENDMENT TO SECTIONS 2(B) AND (C) OF THE REGISTRATION RIGHTS AGREEMENT.

          (a) For purposes of the second paragraph of Paragraph (b) of Section 2 of the Registration Rights Agreement, "Holders" shall be deemed to include, in addition to the record holders of the warrants and Springing Warrants issued pursuant to the Warrant Agreement and holders of Common Shares (or other securities) received upon exercise thereof, the record holders of the warrants issued under the Warrant Agreement 2 and the holders of Common Shares (or other securities) received upon exercise thereof;

          (b) For purposes of Paragraph (c) of Section 2 of the Registration Rights Agreement, "Holders" shall be deemed to include, in addition to the record holders of the warrants and Springing Warrants issued pursuant to the Warrant Agreement and holders of Common Shares (or other securities) received upon exercise thereof, the record holders of the warrants issued under the Warrant Agreement 2 and the holders of Common Shares (or other securities) received upon exercise thereof.

          3. Except as expressly amended hereby, all of the provisions of the Registration Rights Agreement are hereby affirmed and shall continue in full force and effect in accordance with their terms.

          4. This Amendment shall be governed and construed in accordance with the laws of the state of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflicts of laws thereof.

          5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed, this Amendment as of the date first above written.

                                              KMC TELECOM HOLDINGS, INC.


                                              By: /s/ James D. Greenfell
                                                  ______________________________
                                                  Name:  James D. Greenfell
                                                  Title: Chief Financial Officer


                                              NEWCOURT COMMERCIAL FINANCE
                                                       CORPORATION


                                              By:  /s/ John P. Sirico
                                                  ______________________________
                                                  Name:  John P. Sirico, II
                                                  Title: Vice President

                                              LUCENT TECHNOLOGIES INC.


                                              By:  /s/ Leslie L. Rogers
                                                  ______________________________
                                                  Name:  Leslie L. Rogers
                                                  Title: Managing Director




Signature Page to
Amendment No. 1 to
Warrant Registration
Rights Agreement